WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



                                                           EXHIBIT 27.1

                        Financial Data Schedule
                  For Period Ended September 30, 1997

           GULFSTREAM AEROSPACE CORPORATION AND SUBSIDIARIES
                              (Unaudited)
                 (In millions, except per share data)

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
FINANCIAL STATEMENTS FOR THE PERIOD ENDED SEPTEMBER 30, 1997 AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.


<ARTICLE>                     5

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-END>                                   SEP-30-1997
<CASH>                                                 242
<SECURITIES>                                             0
<RECEIVABLES>                                      129<F1>
<ALLOWANCES>                                         1<F1>
<INVENTORY>                                            654
<CURRENT-ASSETS>                                     1,087
<PP&E>                                             122<F2>
<DEPRECIATION>                                     107<F2>
<TOTAL-ASSETS>                                       1,397
<CURRENT-LIABILITIES>                                  798
<BONDS>                                                323
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                                 1
<OTHER-SE>                                              40
<TOTAL-LIABILITY-AND-EQUITY>                         1,397
<SALES>                                              1,363
<TOTAL-REVENUES>                                     1,369
<CGS>                                                1,125
<TOTAL-COSTS>                                        1,209
<OTHER-EXPENSES>                                         0
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                                      15
<INCOME-PRETAX>                                        138
<INCOME-TAX>                                          (61)
<INCOME-CONTINUING>                                    199
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                           199
<EPS-PRIMARY>                                         2.54
<EPS-DILUTED>                                         2.54

Amounts inapplicable or not disclosed as a separate line on the Statement of Financial Position or Results of Operations are reported as 0 herein.
<F1> Notes and accounts receivable - trade are reported net of allowances for doubtful accounts in the Consolidated Balance
     Sheet.

<F2> Property, plant and equipment are reported net of accumulated depreciation in the Consolidated Balance Sheet.



